SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 20, 1998

              X-ceed, Inc. (formerly Water-Jel Technologies, Inc.)
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

           0-13049                                       13-3006788
(Commission File Number)                    (I.R.S. Employer Identification No.)

                  488 Madison Avenue, New York, New York 10022
              (Address and zip code of principal executive offices)

                                  212-753-5511
                         (Registrant's telephone Number)



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ITEM 2.  Acquisition or Disposition of Assets

         On February 20, 1998, at the Annual Meeting of Shareholders for the fiscal year ended August 31, 1997, the Shareholders of Water-Jel Technologies, Inc. ("Water-Jel") approved by a two-thirds majority vote the merger of Water-Jel into a wholly owned subsidiary, X-ceed, Inc. ("X-ceed"), a Delaware corporation. The purpose of the merger was to change the state of incorporation from New York to Delaware:

         X-ceed, as the surviving corporation, has authorized capital of 30,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 shares of "blank check" Preferred Stock, $.05 par value per share.

         Prior to the merger Water-Jel had an authorized capital consisting of 12,500,000 shares of Common Stock, $.05 par value per share and 125,000 shares of Preferred Stock, $.08 par value per share with no designation as to voting rights or preferences. As of the date of the merger, there were 7,043,180 Shares of Common Stock outstanding and no Preferred Shares outstanding. Approximately 5,041,538 shares had been reserved by Water-Jel for issuance upon the exercise of options granted under various Stock Option Plans for officers and employees and granted under various option and warrant agreements and in connection with Water-Jel's original public offering in 1988.

         Under the terms of the merger each outstanding share of Water-Jel is automatically changed into one share of X-ceed and all outstanding options and warrants will be exercisable into shares of X-ceed on the same terms and conditions as previously existed. X-ceed Common Stock and its Class A Warrants will trade on the Nasdaq SmallCap Market under the same symbols as it previously traded, "XCED" and "XCEDZ," respectively. The Class B Warrants, infrequently traded on the Bulletin Board, also retain the same symbol, "XCEDW."

         The merger is treated as a pooling of interests and as such X-ceed as the surviving corporation has acquired all of Water-Jel's assets and assumes all of Water-Jel's liabilities.

         Stockholders also approved by the required majority the appointment of Directors of Water-Jel who will now serve as Directors of X-ceed for a term of one year. Mr. Werner Haase was appointed Chairman of the Board and Messrs. Norman Doctoroff and John Bermingham were approved as Directors. Messrs. Doctoroff and Birmingham are outside directors and were appointed to serve as X-ceed's audit committee by the Directors at a Special Meeting of Directors held after the annual meeting. The senior officers of Water-Jel will continue to serve as senior officers of X-ceed.

ITEM 5.  Other Matters

         The Shareholders also approved by the requisite majority the adoption by Water-Jel of the 1998 Stock Option Plan, which provides that the Company may grant to its officers, key employees and others who render services for the Company up to 2,000,000 share of Common Stock at a price which may not be less than the fair market value per share in the case of incentive stock options or 85% of fair market value in the case of non-qualified options for such stock on the day of the granting of the options. As a result of the merger, all options granted under the 1998 Stock Option Plan will be exercisable into shares of X-ceed.

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         Share holders also ratified by the requisite  majority the  appointment of Holtz Rubenstein & Co. LLP ("Holtz") to serve as the independent accountants to audit the financial Statements of X-ceed for the fiscal year ended August 31, 1998. Holtz has served as the Company's auditors for fiscal years ending 1995 through 1997.

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                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           X-ceed, Inc.
                                           (Registrant)

                                           By: s/ Werner Haase
                                               Werner Haase,  President


DATED: February 27, 1998



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Financial Statements and Exhibits

2(b)     Certificate of Merger *
2(c)     Merger Agreement *
3(a)     Articles of Incorporation (Water-Jel) Previous
         Amendments (3) (6) (7) (1)
3(b)     By-Laws of Water-Jel (1)
3(c)     Certificate of Incorporation of X-ceed, Inc. *
4(a)     1998 Stock Option Plan (2)



-----------------

         *  Filed herewith

         (1) Incorporated by reference with Water-Jel's Registration Statement on Form S-18, File No. 2-90512-NY, initially filed with the Commission on April 12, 1984.

         (2) Incorporated by reference from Water-Jel's Notice of Annual Meeting and Proxy Statement filed with the Commission on January 8, 1998.







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